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                                                                   EXHIBIT 10.21


FOX CHILDREN'S NETWORK

VIA FACSIMILE & U.S. MAIL
(818) 985-2973

January 9, 1995



Raul Galaz
FILM ROMAN, INC.
12020 Chandler Boulevard
Suite 200
North Hollywood, CA 91607


Re:  "T-BEAR & JAMAL"

Dear Raul:

Attached to this letter agreement as "Exhibit 1" is a copy of the deal memo (the "Deal Memo") you and Rich Vokulich agreed to in August 1994 containing the terms of the agreement between Fox Children's Network, Inc. ("FCN") and Film Roman, Inc. ("Producer") with respect to the above-referenced project. Since the Deal Memo, you and Rich have agreed upon the following amendments thereto: in addition to the development materials described in Paragraph 1 of the Deal Memo, Producer shall prepare for FCN: (1) a substantially revised version of the prototype script to be written by Todd Jones, Ritchie Jones and Al Sonja Rice, for which FCN shall reimburse Producer for an amount up to $10,000 for producer's applicable, actual, auditable, direct, out-of-pocket costs; and (2) an additional script rewrite plus a storyboard of half of the script and a voice track to be based on the script, for which FCN shall reimburse Producer in the aggregate for an amount up to $11,725 for Producer's applicable, actual, auditable, direct, out-of-pockets costs.

Please arrange for the execution of the enclosed copies of this letter agreement on behalf of Producer, and promptly return all partially-executed copies to Rich Vokulich at the following address: Rich Vokulich, Fox Children's Network, 10201 West Pico Boulevard, Building 88/Room 372, Los Angeles, California 90035. For purposes of clarification, by signing this letter agreement Producer shall be re-confirming its prior agreement to the terms of attached Exhibit 1, as amended above.

I presume that there will be no problem having this letter executed immediately by Producer as you have agreed to this previously and as you informed me last week that it was your recollection that you had in fact signed the Deal Memo

Raul Galaz
January 9, 1995 - Page 2
"T-BEAR & JAMAL"




previously.



Thanks for your help.

Best regards,


/s/ Robert Jay Weinberg
- -----------------------
Robert Jay Weinberg
Counsel

FILM ROMAN, INC.

BY:/s/Phil Roman
   -------------

Its: President


FOX CHILDREN'S NETWORK

BY:/s/Rich Vokulich
   ----------------

Its: V.P. Business Affairs


RJW:el
enclosure


cc:  Karen Barnes
     Karen Fox
     David Grant
     Ira Kurgan
     Del Mayberry
     Minna Taylor
     Rich Vokulich
     Eric Yeldell
     (all w/enclosures)

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EXHIBIT "1"

PROPOSAL
"T-BEAR AND JAMAL" ("Property")
FILM ROMAN, INC. ("Producer")

FOR DISCUSSION PURPOSES ONLY

November 22, 1993, revised December 9, 1993, December 13, 1993, June 23, 1994 and August 1, 1994.

1. INITIAL DEVELOPMENT - Producer shall provide FCN with the following development materials:

     (a) a series bible, consisting of full descriptions of all major characters, the environment in which the stories will be played and up to eight story premises which, if approved, shall be the basis of series episodes;
     (b) a prototype script based upon one of the aforementioned story premises; and
     (c)  artwork including main character color models and backgrounds.

     The bible, prototype script and artwork shall hereafter be referred to as "Initial Development Materials."

     For such Initial Development Materials, FCN shall reimburse Producer up to $15,000 for its actual, auditable, direct out-of-pocket costs incurred in connection with preparing and delivering such materials to FCN. In connection with the Initial Development Materials, FCN shall advance Producer $14,500 immediately upon execution of a short form agreement with the balance of $500 to be paid upon audit verification.

     In addition to the Initial Development Materials described hereinabove, FCN shall reimburse Producer for an additional script ("Supplemental Development Material"), the writer of such Supplemental Development Material and the amount of FCN's reimbursement shall be subject to FCN's prior written approval.

2.   FIRST SERIES OPTION

     FCN shall have an exclusive, irrevocable option exercisable on or before December 15, 1994 in which to order the production and delivery of a series of 13 new half hour episodes based on the Property, the Initial Development Materials and the Supplemental Development Materials ("Series"). FCN shall pay Producer, immediately upon execution of a short form agreement, an option payment of $5,000 for the above option period. If FCN exercises its option, the Series will be produced and delivered in accordance with FCN's delivery requirements, but in no event

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     later than on a one episode per week basis, commencing August 15, 1995.
     FCN may increase the initial Series order described hereinabove by up to an additional 10 new half hour episodes at anytime prior to December 15, 1995.

3. ADDITIONAL OPTIONS - FCN shall have the following additional annual options:

     (a) 2nd Order - on or before April 1, 1996 to order a minimum of 8 and a maximum of 30 new half-hour episodes;

     (b) 3rd Order - on or before April 1, 1997 to order a minimum of 6 and a maximum of 30 new half-hour episodes;

     (c) 4th Order - on or before April 1, 1998 or later as provided below to order a minimum of 6 and a maximum of 30 new half-hour episodes;

     (d) 5th Order - on or before April 1, 1999 or later as provided below to order a minimum of 6 and a maximum of 30 new half-hour episodes;

     (e) 6th Order - on or before April 1, 2000 or later as provided below to order a minimum of 6 and a maximum of 30 new half-hour episodes;

     (f) 7th Order - on or before April 1, 2001 or later as provided below to order a minimum of 6 and a maximum of 30 new half-hour episodes; and

     (g) 8th Order - on or before April 1, 2002 or later as provided below to order a minimum of 6 and a maximum of 24 new half hour episodes.

     Provided that FCN exercises its options as described in paragraph 2, 3(a) and 3(b) above, then FCN shall have the right to elect not to order new episodes for one season and thereafter may resume ordering new episodes. At any time after FCN orders a total of 65 episodes, FCN shall have the right to elect not to order new episodes for up to three seasons and thereafter may resume ordering new episodes.

4. LICENSE FEE(S) - FCN shall pay Producer the following license fees for each new episode produced and delivered hereunder:
     (a)    1st Order - $210,000
     (b)    2nd Order -  220,500

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     (c)  3rd Order - 231,525
     (d)  4th Order - 243,101
     (e)  5th Order - 255,256
     (f)  6th Order - 268,019
     (g)  7th Order - 281,420
     (h)  8th Order - 295,491


In the event FCN exercises any of the options described above, the license fees described above shall provide FCN with a minimum of 52 aggregate runs (i.e., the "Annual Aggregate Runs Purchased") of the Series Library (i.e., all episodes produced during the Term as defined below in Paragraph 7). If FCN orders more than 8 new episodes pursuant to any of the options in Paragraphs 3(a)-3(g), above, then for each new episode ordered by FCN in excess of 8 episodes, the number of the Annual Aggregate Runs Purchased for such order shall be increased by four (e.g., if 9 episodes are ordered, the Annual Aggregate Runs Purchased for such order shall be 56 runs, etc.). Any unused runs may be carried forward and used at anytime during the Term at no additional cost. For runs in excess of those purchased or those carried forward hereunder, FCN shall pay Producer a flat fee of $6,500 per run ("Flat Rerun Fee").

FCN shall have the right, in its sole discretion, to exhibit the Series Library during the Term during any and all FCN time periods without any limitations whatsoever.

License fees shall be payable as follows:

     . 1/3rd of the applicable license fee upon script and storyboard approval by FCN;

     . 1/3rd of the applicable license fee upon completion of production and delivery of animated rough cut; and

     . the balance of the applicable license fee upon final delivery to and acceptance by FCN of each episode.

In connection with the initial order of the Series, FCN shall pay a one-time only pre-production advance of $130,000 upon signature of a license agreement, indemnification agreement and presentation of required insurance certificates. This pre-production advance shall be recouped equally from the script/storyboard payment from each of the first 13 episodes.

5. QUALITY - Episodes to be produced hereunder shall be produced with quality equal to or better than "Bobby's World". For the first season, the direct budget (i.e., excluding any overhead and/or Producer's fee) for each

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     episode shall be at least $300,000 per episode.  In subsequent seasons the budget shall increase proportionately with the license fees paid by FCN herein with appropriate adjustments for items that may be amortized over the entire production period. Prior to commencement of production, FCN shall have approval over the budget in addition to its customary approvals (i.e., script, voices, storyboard, backgrounds, foreign animation studio, writers, producers, etc.). FCN's approval of the budget shall not be unreasonably withheld.

6. EXCLUSIVITY - The Property, the characters, the storylines and all elements contained within the Series shall be exclusive to FCN within the FCN Territory (as defined herein) during the FCN Term (as defined herein).
     Such exclusivity shall include but not be limited to the exclusive rights to broadcast, exhibit and distribute any and all live-action, live-action/animation and/or animated series, including the Series, specials, programs and/or feature films based on the Property intended for any audio/visual media, including but not limited to television, home video and motion pictures during the Term. The Series, the episodes and all elements contained therein are owned by the Producer. Notwithstanding the foregoing, following the second season, if any, in which new episodes of the Series are ordered by FCN, Producer shall have the right to exploit the motion picture theatrical rights to the Property within the FCN Territory subject to the following conditions:

          (a) Producer shall afford 20th Century Fox Film Corporation ("Fox Film") a first negotiation/first refusal right to acquire any and all such theatrical rights as more fully described in Exhibit "A" attached hereto, and

          (b) For each theatrical motion picture produced by Fox Film or any other party, FCN shall receive 10% of 100% of Producer's adjusted gross revenues (for purposes of this subparagraph, adjusted gross revenues shall be defined as all revenues from all motion picture theatrical sources including but not limited to home video, laser disc, television, soundtracks, etc. received by Producer in connection with each such theatrical including but not limited to fixed and contingent compensation less only pre-approved third party participants and Producer's unrecouped, actual, direct, auditable, out-of-pocket production costs of any such theatrical). In connection with each such theatrical motion picture, Producer shall actively

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               and in good faith consult with FCN on all business and marketing matters concerning such theatrical(s). In connection with each such theatrical motion picture, Producer shall provide FCN meaningful, good faith consultation rights in connection with the story and script unless Producer or third party distributor elects to change the basic concept and characters of the Series. In the event of a change in such basic concept and/or characters FCN shall have story and script approvals. Such approvals shall be rendered reasonably, timely and in a good faith manner.

               In the event Producer renders animation production services on an animated theatrical motion picture, then FCN shall be entitled to 10% of Producer's executive producing fees, rights fees and any and all fixed and contingent participation as more fully defined above.

     Notwithstanding anything to the contrary contained hereinabove, FCN's share of adjusted gross revenues shall not exceed 10% of 100% of Producer's adjusted gross revenues.

7. TERM - The Term of this agreement shall be defined as the period of time including all broadcast seasons of the Series hereunder plus the applicable periods as set forth below:

     (a) if FCN orders only 13 episodes - for one year after FCN's last regular exhibition of the Series.

     (b) if FCN orders more than 13 episodes but less than 25 episodes - for two years after FCN's last regular exhibition of the Series.

     (c) if FCN orders more than 25 episodes but less than 37 episodes - for three years after FCN'S last regular exhibition of the Series.

     (d) if FCN orders more than 37 episodes but less than 50 episodes - for four years after FCN's last regular exhibition of the Series.

     (e) if FCN orders 65 episodes - for five years after FCN's last regular exhibition of the Series.

     Following the Term, FCN shall have first negotiation, first refusal rights (based on FCN's last offer to Producer) to

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     reacquire rights to the Property and to any programs produced hereunder.

8. HOME VIDEO - Following the end of each season in which FCN orders and exhibits a minimum of 8 new episodes, Producer may release up two cassettes containing up to two episodes on each such cassette within the FCN Territory (i.e., following the 94/95 season (September 1995)) Producer may release four of the thirteen new episodes produced for the 94/95 season on two cassettes). If FCN exercises a repeat option rather than an option for new episodes, then in addition to those episodes described in the preceding sentence, Producer may release up to a maximum of two episodes during each repeat season. Any home video released by Producer within the FCN Territory during the FCN Term shall be subject to the following:

     (a) FCN's prior approval as to the episode(s) to be released (which approval not to be unreasonably withheld); and

     (b) such video cassette shall be identified or stickered with an FCN identification (i.e., "See T-BEAR AND JAMAL - Saturdays on Fox").

9. TERRITORY - FCN's Territory shall include the United States, its territories, possessions including english speaking to Puerto Rico as well as customary Mexico and Canadian border protection.

10. MERCHANDISING - All merchandising/publishing/promotional tie-in rights (hereafter collectively referred to as Merchandising"), shall be retained
     exclusively by Producer.   Provided, however, that during the FCN Term
     hereof, Producer shall pay FCN a total of 12-1/2% of 100% of gross merchandising/publishing revenues prior to production breakeven. Upon production breakeven, Producer shall retroactively increase FCN's share of gross Merchandising revenues by 2-1/2% so that FCN's total share of gross Merchandising revenues equals 15%. After production breakeven, Producer shall pay FCN 15% of 100% of the gross Merchandising revenues. Gross Merchandising revenues shall be defined as 100% of all gross revenues generated from domestic (i.e., U.S., its territories and possessions and Canada) sales from the date in which FCN announces the exercise of its initial Series option described in Paragraph 2 until the end of the Term. For purposes of this agreement, Merchandising shall include, but not be limited to, the following types of products/services: toys, games, board games, hardcover and softcover books, activity books,

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     hand held video games, apparel, fast food promotions,
     advertising/commercial tie-ins, stage tours, CD Rom and CD-I games featuring the characters included within the Series but in no event shall such CD Rom or CD-I applications feature Series footage unless such footage has been previously released on home video. For purposes of determining "break-even", it is understood that break-even shall occur when actual, direct, auditable production costs excluding producing fees or overhead equal actual gross revenues from all sources without limitation.

     In the event Producer acts as a manufacturer or distributor of goods and/or services utilizing the Property, then FCN and Producer will negotiate in good faith the appropriate royalty for such use(s). In connection herewith, FCN shall have customary audit rights. Notwithstanding the foregoing, Producer may deduct an administration fee of 10% (including all fees, costs, etc.) from all Merchandising proceeds payable to FCN hereunder.

11. PRIMETIME RUN - During each season in which FCN exercises its option for new episodes, FCN shall have the right to exhibit one episode in primetime. For each such primetime run, FCN shall reimburse Producer for its actual, direct, out-of-pocket residual costs in connection with the SAG voice actors. Such SAG residual costs shall not exceed SAG scale without FCN's prior written approval. The fee for any additional primetime exhibitions shall be subject to good faith negotiations.

12. OTHER - This proposal shall be subject to all other FCN standards terms and conditions for similar deals including but not limited to indemnification, promotion, publicity, audit, insurance, warranties, creative and budget approvals and animation studio approvals. Such standard terms and conditions shall be subject to good faith negotiation within FCN's customary parameters.


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EXHIBIT "A"

1. "Right of First Negotiation": The term "Right of First Negotiation" means that if Film Roman desires to dispose of or exercise Film Roman's rights in a theatrical motion picture ("Reserved Right"), whether directly or indirectly, then Film Roman shall by written notice notify Fox of such desire and immediately thereafter negotiate with Fox with respect to the Reserved Right and if, after the expiration of 45 calendar days following such notice from Film Roman to Fox, no agreement has been reached, then Film Roman shall be free to negotiate elsewhere with respect to the Reserved Right, subject to Fox's Right of First Refusal.

2. "Right of First Refusal": The term "Right of First Refusal" means that if Film Roman and Fox fail to reach an agreement pursuant to Fox's Right of First Negotiation as to the Reserved Right and Film Roman makes and/or receives any bona fide offer to license, lease and/or purchase the Reserved Right, or any interest therein, which contains any material financial terms which are less favorable to Film Roman than the corresponding financial terms which Fox last offered to Film Roman and/or which changes any other element of the offer last offered to Fox and Film Roman proposes to accept such offer, Film Roman shall notify Fox of such offer specifying the particulars thereof, including the name of the offeror, the proposed financial terms and all other terms of such offer. During the period of 10 business days after said notice, Fox shall have the exclusive option to license, lease and/or purchase, as the case may be, the Reserved Right or the interest therein referred to in such offer, upon the same financial terms and such other terms as are set forth in such notice, it being agreed that the terms subject to the option shall not require the performance by Fox of terms which are not capable of performance on a financial basis. If Fox elects to exercise said option, Fox shall notify Film Roman of the exercise thereof within said ten (10) business day period, otherwise Film Roman shall be free to accept said bona fide offer; provided that, if any such proposed offer is not consummated within 75 calendar days following the expiration of said ten (10) business day period, Fox's option shall revive and shall apply to such proposed offer again and to each and every further offer or offers at any time received by Film Roman relating to the Reserved Right or any interest therein. Fox's said option shall continue in full force and effect, upon all of the terms and conditions of this Paragraph, so long as Film Roman retains any right, title or interest in or to the Reserved Right and provided, further, that Fox's said option

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     shall inure to the benefit of Fox and successors and assigns, and shall bind Film Roman and its heirs, successors and assigns.

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